                                                                      Exhibit 99

--------------------------------------------------------------------------------
                                 NEWS RELEASE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Northern Trust Corporation

                             50 South LaSalle Street
                             Chicago, Illinois 60675
                   Contact: Laurie McMahon, Investor Relations
                                (312) 444-7811 or
                      Dianne Kotsogiannis, Public Relations
Release  #01510                 (312) 444-4281      http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------
NORTHERN TRUST CORPORATION REPORTS RECORD 2000 SECOND QUARTER EARNINGS OF $.53 PER SHARE, UP 23%.



(Chicago, July 17, 2000) Northern Trust Corporation reported record net income per share of $.53 for the second quarter, an increase of 23% from the $.43 per share earned a year ago. Net income also increased 23% to a record $123.0 million from the $99.7 million earned in the second quarter of last year. This performance resulted in a return on average common equity of 22.8%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "This quarter set a new record for revenue growth, surpassing even the first quarter of this year. Record trust fee growth of 29%, driven by strong new business and equity markets that compared favorably with those of a year ago, combined with record levels of foreign exchange profits and net interest income to produce a 25% increase in total revenues. Earnings per share increased 23% and the return on average common equity exceeded 20% for the thirteenth consecutive quarter. The productivity ratio reached a record 162%, reflecting the efficiency of our businesses in generating earnings. Trust assets under administration grew to $1.6 trillion, up 21% since June 30, 1999. Assets under management grew to $333 billion, increasing 29% from one year ago. This exceptional performance came as we continued to make the investments necessary for future growth in our targeted markets."

                                    -more-

                      SECOND QUARTER PERFORMANCE HIGHLIGHTS


     Revenues increased 25% to $547.0 million. Trust fees grew 29% to a record $305.6 million in the quarter compared to $236.2 million in the second quarter of last year and represented 56% of total second quarter 2000 revenues. Fee-related income represented 72% of total revenues.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 30% and totaled $152.6 million compared to $117.6 million in the year-ago quarter. The increase resulted from continued strong new business throughout Northern Trust's national PFS network and from equity markets that were somewhat higher overall than those of a year ago. All states recorded increases of more than 20% with Arizona and Texas each increasing more than 35%. The Wealth Management Group also had excellent performance, with trust fees increasing 43%, and now administers $58.1 billion in assets worldwide, up 43% from last year.

     Northern Trust's PFS franchise continued its expansion with the opening of four new offices during the quarter. During May, Northern Trust opened a Pinnacle Peak office, located in North Scottsdale, Arizona, and a trust sales office in Las Vegas. These openings mark the ninth office in Arizona and Northern Trust's first entry into the Nevada market. In addition, during June Northern Trust opened a trust sales office in Austin, Texas, and a full service trust office in Grosse Pointe, Michigan. The Austin facility is the eighth location in the Texas market, while the Grosse Pointe location is the third office in the state of Michigan. Northern Trust's network of Personal Financial Services offices now includes 80 locations in eleven states.

     Total personal trust assets under administration increased to $165.0 billion at June 30, 2000, up 26% from June 30, 1999. Of these assets under administration, $97.7 billion is managed by Northern Trust, up 23% from one year ago.

                                    -more-

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 29% and totaled $153.0 million compared to $118.6 million in the year-ago quarter, reflecting strong new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the second quarter fee growth. Fees from asset management increased 33% to $46.7 million which included $4.7 million of performance-based fees for funds with second quarter fiscal year-ends. These additional fees are largely offset by increased performance-based incentive payments to the sub-advisors of these funds, which are reflected in higher other operating expenses for the quarter. Securities lending fees increased 39% to a record $33.4 million from the year ago quarter while custody fees increased 23% to $48.0 million. The growth in securities lending fees was primarily due to higher lending volumes and the increase in custody fees was driven by new global custody business. Strong new business results increased fees generated by Northern Trust Retirement Consulting, L.L.C., to a record $14.8 million, up 30% from last year's second quarter.

     In May Northern Trust completed two strategic acquisitions announced earlier in the year. The acquisition of Northern Trust Value Investors, formerly Carl Domino Associates, L.P., gives Northern a value equity investment management capability to complement its present growth equity style. The acquisition of Northern Trust (Ireland), Ltd., formerly Ulster Bank Investment Services Limited, the IFSC (International Financial Services Centre) licensed custody and fund administration subsidiary of Ulster Bank Group, enables Northern to offer a seamless, full service package of trustee/custody and fund services in the multinational, European and other global markets. These acquisitions contributed $.7 million to PFS trust fees and $2.0 million to C&IS trust fees during the quarter.

     Total C&IS trust assets under administration increased to $1.45 trillion at June 30, 2000, up 20% from June 30, 1999. Of the C&IS trust assets under administration, $235.3 billion is

                                    -more-
managed by Northern Trust, up 31% from June 30, 1999. Trust assets under administration included approximately $326 billion of global custody assets.

     Foreign exchange trading profits were a record $42.1 million for the quarter, up 24% or $8.1 million from the first quarter of 2000 and 45% or $13.2 million from the second quarter of 1999. The current year second quarter benefited from market volatility in the major currencies, including extraordinary volatility in the euro, as well as growth in global assets and a higher level of client transaction volumes. In addition, clients increased their use of Northern Trust FX Passport/sm/. This browser-based application enables clients to enter into foreign exchange transactions with Northern Trust via the Internet and is a key part of Northern Trust's Passport suite of browser-based Internet products.

     Total treasury management revenues, which include both fees and the computed value of compensating deposit balances, totaled $26.8 million, up 9% from last year's second quarter. The fee portion of these revenues in the quarter was $18.2 million, up 5% from $17.3 million in the comparable quarter last year. Security commissions and trading income increased 9% to $8.3 million from last year, reflecting a higher volume of transactions at Northern Trust Securities, Inc. Other operating income was $18.7 million for the second quarter compared with $12.1 million in the same period last year, primarily reflecting higher trust deposit-related fees.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $154.1 million, up 13% from the $135.8 million reported in the prior year quarter. The increase in net interest income reflects 18% growth in average earning assets and a 14% increase in noninterest-related funds, primarily demand deposits and equity. The asset growth included a 15% or $2.1 billion increase in loans and leases and a 25% or $2.0 billion increase in securities. Money market assets increased 12% to $4.4 billion. The net interest margin decreased slightly to 2.00% versus 2.07% in the year-ago quarter due primarily to the increased volume of lower margin federal agency securities.

                                    -more-

     Nonperforming assets of $55.4 million at June 30, 2000 were down from $58.6 million at March 31, 2000 but up from $45.2 million at June 30, 1999. The increase from June 30, 1999 primarily reflects the impact of one large commercial loan to a company that filed for Chapter 11 reorganization late in 1999. The provision for credit losses was $10.0 million in the quarter compared to $5.0 million for the same quarter last year. The higher credit provision reflects management's decision to sell its $26.0 million participation in a syndicated loan to a company experiencing difficulties, which resulted in a $5.4 million charge-off during the quarter. The credit provision, net of charge-offs, increased the reserve for credit losses by $4.6 million to $159.3 million at June 30, 2000, resulting in a reserve to total loan ratio of .92% compared to
 .94% at March 31, 2000. The overall quality of the balance of the loan portfolio remains strong. Nonaccrual loans of $54.4 million at quarter-end represent .31% of total loans and were covered 2.9 times by the reserve.

     Noninterest expenses totaled $338.2 million for the quarter, an increase of 24% or $66.5 million from the $271.7 million in the year-ago quarter. Approximately one-half of the increase in noninterest expenses related to compensation and employee benefits and was primarily attributable to staff growth, merit increases and performance-based incentives. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at June 30, 2000 totaled 9,140, up 11% from 8,253 at June 30, 1999. The second quarter acquisitions contributed 100 staff to the increase. Higher performance-based compensation accounted for approximately 47% of the increase in compensation, principally due to increased costs for incentive plans as a result of strong new business, excellent investment management performance, record net income and the price increase in Northern Trust Corporation common stock as compared to a year ago.

     The balance of the expense growth reflects costs associated with technology investments, including e-commerce initiatives, business promotion, co-administration services

                                    -more-
provided to the two mutual fund families and expansion of the PFS office network, as well as higher operating costs relating to the significant growth in transaction volumes. Approximately $3.2 million of operating costs in the quarter resulted from two acquisitions.


                                 BALANCE SHEET

     Balance sheet assets averaged $34.3 billion for the quarter, up 18% from last year's average of $29.1 billion, primarily reflecting growth in loans and securities. Loans and leases averaged $16.4 billion for the quarter, an increase of $2.1 billion or 15%. Reflecting strong growth in lending to Wealth Management and private banking clients, personal loans increased $509 million or 38% to average $1.8 billion for the quarter. Residential mortgages increased $383 million or 6% to average $6.4 billion for the quarter and represented 39% of the total loan portfolio. Commercial and industrial loans averaged $4.9 billion during the quarter compared to $4.4 billion in the second quarter of 1999. The securities portfolio increased 25% to $10.2 billion on average during the period while money market assets averaged $4.4 billion in the quarter, up 12% from last year.

     Common stockholders' equity averaged $2.1 billion, up 12% from last year's second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 836,340 shares at a cost of $56.1 million. An additional 8.3 million shares may be purchased after June 30, 2000 under the current share buyback program.


                       SIX-MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share increased 20% to $1.01 for the six-month period ended June 30, 2000. Net income increased 21% to $236.3 million compared with $194.8 million last year and resulted in a return on average common equity of 22.26% and a productivity ratio of 160%.

                                    -more-

     Total revenues increased 23% from 1999 levels. Trust fees totaled $591.6 million, up 28% from $460.7 million last year. Foreign exchange trading profits totaled $76.1 million, up 39% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 7% to $52.8 million. Net interest income, stated on a fully taxable equivalent basis, totaled $304.9 million, up 13% from $270.3 million reported last year.

     The $14.0 million provision for credit losses was $8.5 million higher than the $5.5 million required in the first half of 1999. Noninterest expenses were up 23% and totaled $664.3 million compared to $538.1 million a year ago.


                          FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, credit quality, planned capital expenditures and technology spending, and the effect of various matters (including changes in accounting standards) on Northern Trust's business. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 1999 Annual Report to Stockholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                  / / /

                                                                          Page 1
                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                              SECOND QUARTER
                                                            -------------------------------------------------
                                                               2000               1999           % Change (*)
                                                            -------------------------------------------------
Noninterest Income
     Trust Fees                                                $  305.6           $  236.2                29%
     Foreign Exchange Trading Profits                              42.1               28.9                45
     Treasury Management Fees                                      18.2               17.3                 5
     Security Commissions & Trading Income                          8.3                7.7                 9
     Other Operating Income                                        18.7               12.1                55
     Investment Security Transactions                                 -                0.1               N/M
                                                            ------------       ------------      ------------
Total Noninterest Income                                          392.9              302.3                30

Interest Income (Taxable Equivalent)                              513.2              379.2                35
Interest Expense                                                  359.1              243.4                47
                                                            ------------       ------------      ------------
Net Interest Income (Taxable Equivalent)                          154.1              135.8                13

Total Revenue (Taxable Equivalent)                                547.0              438.1                25

Noninterest Expenses
     Compensation                                                 170.0              139.9                22
     Employee Benefits                                             27.3               24.6                11
     Occupancy Expense                                             22.2               18.1                23
     Equipment Expense                                             18.5               15.6                19
     Other Operating Expenses                                     100.2               73.5                36
                                                            ------------       ------------      ------------
Total Noninterest Expenses                                        338.2              271.7                24

Provision for Credit Losses                                        10.0                5.0               N/M
Taxable Equivalent Adjustment                                      13.3                9.2                43
                                                            ------------       ------------      ------------
Income before Income Taxes                                        185.5              152.2                22
Provision for Income Taxes                                         62.5               52.5                19
                                                            ------------       ------------      ------------

NET INCOME                                                     $  123.0           $   99.7                23%
                                                            ============       ============      ============

Net Income Per Common Share
     Basic                                                     $   0.55              $0.44                25%
     Diluted                                                       0.53               0.43                23

Return on Average Common Equity                                   22.81%             20.65%
Average Common Equity                                          $2,144.7           $1,915.2                12%
Return on Average Assets                                           1.44%              1.37%

Common Dividend Declared per Share                             $  0.135              $0.12                13%
Preferred Dividends (millions)                                      1.4                1.1                27

Average Common Shares Outstanding (000s)
     Basic                                                      221,011            221,949
     Diluted                                                    230,503            230,294
Common Shares Outstanding (EOP)                                 221,850            222,946

(N/M)  Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated
       Financial Information.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                        NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                                SIX MONTHS
                                                            ---------------------------------------------------
                                                                 2000               1999           % Change (*)
                                                            ---------------------------------------------------
Noninterest Income
     Trust Fees                                                $  591.6           $  460.7                  28%
     Foreign Exchange Trading Profits                              76.1               54.5                  39
     Treasury Management Fees                                      35.3               35.4                 N/M
     Security Commissions & Trading Income                         17.9               15.2                  18
     Other Operating Income                                        34.4               22.5                  54
     Investment Security Transactions                                 -                0.1                 N/M
                                                            -----------        -----------        ------------
Total Noninterest Income                                          755.3              588.4                  28

Interest Income (Taxable Equivalent)                              960.4              758.3                  27
Interest Expense                                                  655.5              488.0                  34
                                                            -----------        -----------        ------------
Net Interest Income (Taxable Equivalent)                          304.9              270.3                  13

Total Revenue (Taxable Equivalent)                              1,060.2              858.7                  23

Noninterest Expenses
     Compensation                                                 334.8              275.6                  21
     Employee Benefits                                             56.5               50.6                  12
     Occupancy Expense                                             43.0               35.8                  20
     Equipment Expense                                             36.4               31.2                  17
     Other Operating Expenses                                     193.6              144.9                  34
                                                            -----------        -----------        ------------
Total Noninterest Expenses                                        664.3              538.1                  23

Provision for Credit Losses                                        14.0                5.5                 N/M
Taxable Equivalent Adjustment                                      24.7               18.1                  36
                                                            -----------        -----------        ------------
Income before Income Taxes                                        357.2              297.0                  20
Provision for Income Taxes                                        120.9              102.2                  18
                                                            -----------        -----------        ------------

NET INCOME                                                     $  236.3           $  194.8                  21%
                                                            ===========        ===========        ============

Net Income Per Common Share
     Basic                                                     $   1.06           $   0.87                  22%
     Diluted                                                       1.01               0.84                  20

Return on Average Common Equity                                   22.26%             20.63%
Average Common Equity                                          $2,110.1           $1,882.2                  12%
Return on Average Assets                                           1.45%              1.34%

Common Dividends Declared per Share                            $   0.27           $   0.24                  13%
Preferred Dividends (millions)                                      2.7                2.2                  22

Average Common Shares Outstanding (000s)
     Basic                                                      221,105            221,797
     Diluted                                                    230,312            230,218
Common Shares Outstanding (EOP)                                 221,850            222,946

                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------

                                                                                 JUNE 30
                                                         ------------------------------------------------------
                                                              2000                 1999            % Change (*)
                                                         ------------------------------------------------------
Assets
------
   Money Market Assets                                     $ 4,281.9            $ 3,461.9                   24%
   Securities
       U.S. Government                                         227.4                283.4                  (20)
       Federal Agency and Other                             10,484.4              8,024.5                   31
       Municipal                                               475.0                493.5                   (4)
       Trading Account                                          12.2                  9.1                   34
                                                         -----------          -----------          -----------
   Total Securities                                         11,199.0              8,810.5                   27
   Loans and Leases                                         17,280.7             15,006.0                   15
                                                         -----------          -----------          -----------
   Total Earning Assets                                     32,761.6             27,278.4                   20
   Reserve for Credit Losses                                  (159.3)              (151.9)                   5
   Cash and Due from Banks                                   1,932.6              1,274.3                   52
   Trust Security Settlement Receivables                       617.6                392.6                   57
   Buildings and Equipment                                     394.5                350.0                   13
   Other Nonearning Assets                                   1,301.1              1,047.4                   24
                                                         -----------          -----------          -----------
  Total Assets                                             $36,848.1            $30,190.8                   22%
                                                         ===========          ===========          ===========
Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                             $ 7,512.8            $ 6,766.9                   11%
       Other Time                                            1,040.2                731.0                   42
       Foreign Office Time                                   8,459.3              5,871.1                   44
                                                         -----------          -----------          -----------
   Total Interest-Bearing Deposits                          17,012.3             13,369.0                   27
   Borrowed Funds                                            9,744.2              7,650.7                   27
   Senior Notes and Long-Term Debt                           1,405.9              1,326.3                    6
                                                         -----------          -----------          -----------
   Total Interest-Related Funds                             28,162.4             22,346.0                   26
   Demand & Other Noninterest-Bearing Deposits               5,299.9              4,911.3                    8
   Other Liabilities                                         1,080.9                857.1                   26
                                                         -----------          -----------          -----------
   Total Liabilities                                        34,543.2             28,114.4                   23
   Common Equity                                             2,184.9              1,956.4                   12
   Preferred Equity                                            120.0                120.0                    -
                                                         -----------          -----------          -----------
  Total Liabilities and Stockholders' Equity               $36,848.1            $30,190.8                   22%
                                                         ===========          ===========          ===========

                          NORTHERN TRUST CORPORATION                      Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------
                                                                          SECOND QUARTER
                                                       -----------------------------------------------------
                                                            2000                 1999          % Change (*)
                                                       -----------------------------------------------------
Assets
------
   Money Market Assets                                 _____________
   Securities                                               $4,374.7            $3,896.9              12 %
       U.S. Government                                         235.0               306.7             (23)
       Federal Agency and Other                              9,446.0             7,312.6              29
       Municipal                                               481.2               502.8              (4)
       Trading Account                                          12.4                14.3             (14)
                                                       -------------          -----------      ---------
   Total Securities                                         10,174.6             8,136.4              25
   Loans and Leases                                         16,375.4            14,271.2              15
                                                       -------------          -----------      ---------
   Total Earning Assets                                     30,924.7             26,304.5             18
   Reserve for Credit Losses                                  (157.0)              (149.6)             5
   Nonearning Assets                                         3,560.5              2,969.4             20
                                                       -------------          -----------      ---------
  Total Assets                                             $34,328.2           $29,124.3              18 %
                                                       =============          ===========      =========

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                              $7,444.1             $6,921.1              8 %
       Other Time                                            1,139.6                716.4             59
       Foreign Office Time                                   7,944.3              5,869.7             35
                                                       -------------          -----------      ---------
   Total Interest-Bearing Deposits                          16,528.0             13,507.2             22
   Borrowed Funds                                            8,381.3              7,376.7             14
   Senior Notes and Long-Term Debt                           1,406.0              1,366.7              3
                                                       -------------          -----------      ---------
   Total Interest-Related Funds                             26,315.3             22,250.6             18
   Demand & Other Noninterest-Bearing Deposits               4,622.5              4,006.2             15
   Other Liabilities                                         1,125.7                832.3             35
                                                       -------------          -----------      ---------
   Total Liabilities                                        32,063.5             27,089.1             18
   Common Equity                                             2,144.7              1,915.2             12
   Preferred Equity                                            120.0                120.0              -
                                                       -------------          -----------      ---------
  Total Liabilities and Stockholders' Equity               $34,328.2            $29,124.3             18 %
                                                       ______________         ===========      =========

                                                                          Page 5
                       NORTHERN TRUST CORPORATION

               (Supplemental Consolidated Financial Information)


Quarterly Trend Data ($ In Millions)                       2000                          1999
------------------------------------
                                                         Quarters                       Quarters
                                                    ----------------------     ----------------------------------
                                                     Second        First        Fourth       Third       Second
                                                    ----------------------     ----------------------------------
Net Income Summary
------------------
   Trust Fees                                        $  305.6    $  286.0      $  271.1      $  242.4    $  236.2
   Other Noninterest Income                              87.3        76.4          69.3          64.0        66.1
   Net Interest Income (Taxable Equivalent)             154.1       150.8         148.2         138.9       135.8
                                                     --------    --------      --------      --------    --------
     Total Revenue (Taxable Equivalent)                 547.0       513.2         488.6         445.3       438.1
   Provision for Credit Losses                           10.0         4.0           6.5           0.5         5.0
   Noninterest Expenses                                 338.2       326.1         310.8         276.1       271.7
                                                     --------    --------      --------      --------    --------
     Pretax Income (Taxable Equivalent)                 198.8       183.1         171.3         168.7       161.4
   Taxable Equivalent Adjustment                         13.3        11.4           9.9          10.6         9.2
   Provision for Income Taxes                            62.5        58.4          55.4          53.9        52.5
                                                     --------    --------      --------      --------    --------
     Net Income                                      $  123.0    $  113.3      $  106.0      $  104.2    $   99.7
                                                     ========    ========      ========      ========    ========
Per Common Share
----------------
   Net Income - Basic                                $   0.55    $   0.51      $   0.47      $   0.46    $   0.44
              - Diluted                                  0.53        0.49          0.46          0.45        0.43
   Dividend Declared                                    0.135       0.135         0.135          0.12        0.12
   Book Value (EOP)                                      9.85        9.59          9.25          9.04        8.78
   Market Value (EOP)                                   65.06       67.56         53.00         41.75       48.50

Ratios
------
   Return on Average Common Equity                      22.81 %     21.70 %       20.57 %       20.85 %     20.65 %
   Return on Average Assets                              1.44        1.46          1.35          1.33        1.37
   Net Interest Margin                                   2.00        2.16          2.09          1.95        2.07
   Productivity Ratio  (*)                                162 %       157 %         157 %         161 %       161 %
   Risk-based Capital Ratios
       Tier 1                                             9.1 %       9.5 %         9.9 %         9.5 %       9.5 %
       Total (Tier 1 + Tier 2)                           12.3        13.0          13.7          13.1        12.4
       Leverage                                           6.8         7.4           7.1           7.0         7.3

Trust Assets ($ in Billions) - EOP
----------------------------------
   Corporate                                         $1,445.9    $1,437.4      $1,385.9      $1,251.5    $1,205.7
   Personal                                             165.0       162.1         152.0         131.7       131.0
                                                     --------    --------      --------      --------    --------
     Total Trust Assets                              $1,610.9    $1,599.5      $1,537.9      $1,383.2    $1,336.7
                                                     ========    ========      ========      ========    ========
   Memo:  Managed Assets                             $  333.0    $  323.1      $  299.1      $  262.8    $  258.6

Asset Quality ($ in Millions) - EOP
-----------------------------------
   Nonaccrual and Restructured Loans                 $   54.4    $   56.5      $   59.3      $   28.9    $   44.1
   Other Real Estate Owned (OREO)                         1.0         2.1           1.3           1.4         1.1
                                                     --------    --------      --------      --------    --------
     Total Nonperforming Assets                      $   55.4    $   58.6      $   60.6      $   30.3    $   45.2
                                                     ========    ========      ========      ========    ========
     Nonperforming Assets / Loans & OREO                 0.32 %      0.36 %        0.39 %        0.20 %      0.30 %

   Gross Charge-offs                                 $    5.8    $    0.3      $    0.8      $    7.7        $0.9
   Gross Recoveries                                       0.4         0.1           0.3           0.2         0.6
                                                     --------    --------      --------      --------    --------
     Net Charge-offs                                 $    5.4    $    0.2      $    0.5      $    7.5    $    0.3
                                                     ========    ========      ========      ========    ========

   Net Charge-offs (Annualized) to Average Loans         0.13 %      0.01 %        0.01 %        0.21 %      0.01 %
   Reserve for Credit Losses                         $  159.3    $  154.7      $  150.9      $  144.9    $  151.9
   Reserve to Nonaccrual and Restructured Loans           293 %       274 %         254 %         501 %       345 %

(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.